EXHIBIT 99.1

BJ’s Restaurants, Inc. Announces Cooperation Agreement with Act III Holdings

HUNTINGTON BEACH, Calif., Jan. 02, 2025 (GLOBE NEWSWIRE) -- BJ’s Restaurants, Inc. (“BJ’s” or the “Company”) (NASDAQ: BJRI) today announced that it has entered into a cooperation agreement (the “Cooperation Agreement”) with Act III Holdings, LLC and various affiliates of Ronald M. Shaich (collectively with its affiliates, “Act III”).

“We are pleased to announce this agreement with Act III and its Managing Partner and Chief Executive Officer, Ron Shaich, who are well regarded for their restaurant industry acumen and results,” said Lea Anne S. Ottinger, Chair of the Board of Directors. “We are confident they can support the Board, Brad Richmond, the Company’s Interim Chief Executive Officer, and Lyle Tick, the Company’s President and Chief Concept Officer, as we develop and execute against BJ’s vision and strategic plan.”

“We are excited to enter into this Cooperation Agreement with BJ’s Restaurants, Inc.," said Mr. Shaich, who also founded Panera Bread Company and serves as Chair of the Board of Directors of Cava Group, Inc. “We strongly support the actions that BJ’s Board of Directors has taken, including the appointment of new leadership to guide the Company through its next chapter of growth and value creation. After engaging with BJ’s Board and management, we are confident in the discipline and financial expertise that Mr. Richmond is bringing to the Company and impressed by Mr. Tick’s vision and strategy for unlocking the full potential of the BJ’s brand. We fully support their focus and ambition and are excited to reaffirm our commitment to the Company. We look forward to collaborating with BJ’s to help them exceed their goals.”

Act III has agreed to a customary standstill, voting commitment, and related provisions in connection with the Cooperation Agreement. A copy of the Cooperation Agreement is included as an exhibit to the Company’s current report on Form 8-K, which has been filed with the U.S. Securities and Exchange Commission (the “SEC”).

About BJ’s Restaurants, Inc.

BJ’s Restaurants, Inc. is a national brand with brewhouse roots where Craft Matters®. BJ’s broad menu has something for everyone: slow-roasted entrees, like prime rib, BJ’s EnLIGHTened Entrees® including Cherry Chipotle Glazed Salmon, signature deep-dish pizza and the often imitated, but never replicated world-famous Pizookie® dessert. The winner of the 2024 Vibe Vista Award for Best Overall Beverage Program for Multi-Unit Chain Restaurants and the most decorated restaurant-brewery in the country, BJ’s has been a pioneer in the craft brewing world since 1996 and takes pride in serving BJ’s award-winning proprietary handcrafted beers, brewed at its brewing operations in four states and by independent third-party craft brewers. The BJ’s experience offers high-quality ingredients, bold flavors, moderate prices, sincere service, and a cool, contemporary atmosphere. Founded in 1978, BJ’s owns and operates over 215 casual dining restaurants in 31 states. All restaurants offer dine-in, take-out, delivery and large party catering. For more BJ’s information, visit http://www.bjsrestaurants.com.

About Act III Holdings, LLC

Act III Holdings, LLC is an evergreen investment vehicle formed by Ronald M. Shaich, founder and former Chairman and Chief Executive Officer of Panera Bread, to build tomorrow’s market-leading restaurant and entertainment companies. Act III Holdings, LLC invests in emerging restaurant and entertainment categories and helps build companies which will become the dominant brand in the niches they create and define. Portfolio investments benefit from the industry specific insights and capabilities of Act III and its partners. Existing portfolio investments include Cava Group, Tatte Bakery & Café, Life Alive Café, Level99, BJ’s Restaurant’s Inc., and PAR Technology Corporation. For more information, visit www.act3holdings.com.

Forward Looking Statements

Statements used in this news release relating to future plans, or events, are forward-looking statements subject to certain risks and uncertainties. Additional information concerning these and other risks and uncertainties is contained in the Company’s filings with the SEC, including the Annual Report on Form 10-K, and other periodic reports filed with the SEC. The Company has no obligation to publicly update or revise any of the forward-looking statements in this news release.

Investor Relations Contact

For further information, please contact Tom Houdek of BJ’s Restaurants, Inc. at (714) 500-2400.